EXHIBIT 32.01
CERTIFICATION OF CHIEF EXECUTIVE OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
     I, Arthur L. Swift, certify, to the best of my knowledge, that based upon a review of the Quarterly Report on Form 10-Q of Transmeta Corporation, for the three months ended June 30, 2006 (referred to as the “Report”), the Report fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Transmeta Corporation for the period covered by the Report.
Date: August 9, 2006

By:	/s/ Arthur L. Swift

President and Chief Executive Officer
Transmeta Corporation
     A signed original of this written statement required by Section 906 has been provided to Transmeta Corporation and will be retained by Transmeta Corporation and furnished to the U.S. Securities and Exchange Commission or its staff upon request.